SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                              Nobility Homes, Inc.
                (Name of Registrant as Specified in its Charter)

             -------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)  Title of each class of securities to which transaction applies:
2)  Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction: 5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date if its filing.

1)  Amount Previously Paid:
2)  Form, Schedule or Registration Statement No.:
3)  Filing Party:
4)  Date Filed:

                              NOBILITY HOMES, INC.



                           Notice and Proxy Statement

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 27, 2004

TO THE HOLDERS OF COMMON STOCK:

         PLEASE TAKE NOTICE that the annual meeting of the shareholders of NOBILITY HOMES, INC. will be held on Friday, the 27th day of February, 2004, at 10:00 A.M. local time, at the Ocala Hilton, 3600 S.W. 36th Avenue, Ocala, Florida.

         The meeting will be held for the following purposes:

         1. To elect a board of five directors.

         2. To transact such other business as may properly come before the meeting or any adjournment.

         To be sure that your shares will be represented at the meeting, please date, sign and return your proxy, even if you plan to attend in person. A form of proxy and a self-addressed, postage prepaid envelope are enclosed. If you do attend the meeting, you may withdraw your proxy and vote in person.


                                      By Order of the Board of Directors,
                                      Jean Etheredge, Secretary

DATED:  February 6, 2004

                                TABLE OF CONTENTS

                                                                            Page

PRINCIPAL HOLDERS OF COMPANY'S COMMON SHARES..................................2

NOMINATION AND ELECTION OF DIRECTORS..........................................3

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................4

BOARD OF DIRECTORS AND COMMITTEES.............................................5

EXECUTIVE COMPENSATION........................................................6

SUMMARY COMPENSATION TABLE....................................................7

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.......................7

SHAREHOLDER RETURN PERFORMANCE................................................9

AUDIT COMMITTEE REPORT.......................................................10

CERTAIN TRANSACTIONS.........................................................11

INDEPENDENT PUBLIC ACCOUNTANTS...............................................11

SHAREHOLDER PROPOSALS AND COMMUNICATION WITH THE BOARD OF DIRECTORS..........13

ANNUAL REPORT................................................................13

OTHER MATTERS................................................................13

EXPENSES OF SOLICITATION.....................................................14

                              NOBILITY HOMES, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD February 27, 2004

         This proxy material and the enclosed form of proxy are being sent to the shareholders of Nobility Homes, Inc. on or about February 6, 2004, in connection with the solicitation by Nobility's board of directors of proxies to be used at the annual meeting of the shareholders of Nobility. The meeting will be held at the Ocala Hilton, 3600 S.W. 36th Avenue, Ocala, Florida, at 10:00 A.M., local time, on Friday, February 27, 2004.

         If the enclosed form of proxy is executed and returned, you may revoke it at any time if it has not yet been exercised, by delivering a later dated proxy or written notice of revocation to the Secretary of the meeting or by attending the annual meeting and electing to vote in person. The shares represented by the proxy will be voted unless the proxy is received in such form as to render it not votable. The proxy is in ballot form so that you may specifically grant or withhold authority to vote for the election of each director. Unless you direct otherwise, the shares represented by the proxy will be voted "for" the election of each director nominated by the board of directors. Directors will be elected by a plurality of the votes cast by shares entitled to vote at the meeting.

         Shareholders of record at the close of business on January 22, 2004, will be entitled to vote. Each share of common stock is entitled to one vote on any matter to come before the meeting. As of January 22, 2004, Nobility had 4,010,996 shares of common stock outstanding and entitled to vote.

         The complete mailing address of Nobility's principal office is P.O. Box 1659, Ocala, Florida 34478.

                  PRINCIPAL HOLDERS OF COMPANY'S COMMON SHARES

         The following table sets forth, as of January 22, 2004, information as to the $.10 par value common stock of Nobility owned beneficially, directly or indirectly, (1) by each person who is known by Nobility to own beneficially more than 5% of Nobility's outstanding voting securities, (2) by each director, (3) by each executive officer named in the summary compensation table set forth elsewhere herein and (4) by all directors and executive officers as a group:

              Name and Address                          Number of Common
           of Beneficial Owner(1)                 Shares Beneficially Owned(2)         Percent of Class
           -------------------                    -------------------------            ----------------


           Terry E. Trexler(3)                          2,182,575(4)                         54.4%
           3741 S.W. 7th Street
           Ocala, Florida 34474

           Thomas W. Trexler(5)                           468,369(6)                         11.2%
           3741 S.W. 7th Street
           Ocala, Florida 34474

           Richard C. Barberie(5)                             825                                *
           15300 SE 140 Avenue Road
           Weirsdale, Florida  32195

           Robert P. Holliday (5)                           4,935                                *
           931 NW 37th Avenue
           Ocala, Florida  34475

           Robert P. Saltsman (5)                           2,537                                *
           222 South Pennsylvania
             Avenue, Suite 200
           Winter Park, Florida 32789

           Directors and                                2,703,761(4)(6)                      64.7%
           Executive Officers
           (8 persons)

________________________
*Less than 1%

(1) Information contained in this table is based upon information furnished by the beneficial owners.

(2) Unless otherwise noted, all shares are owned directly with sole voting and dispositive power.

(3) Mr. Terry Trexler is President and Chairman of the Board of Nobility. Additional information is contained under "Nomination and Election of Directors".

(4) Excludes 42,111 shares held in trust for the benefit of one of Terry E. Trexler's children over which Mr. Trexler disclaims beneficial ownership. Includes 2,040 shares held in trust for the benefit of Mr. Trexler's grandchild.

(5) Mr. Thomas Trexler is Executive Vice President and a director of Nobility. Messrs. Barberie, Holliday and Saltsman are directors of Nobility. Additional information is contained under "Nomination and Election of Directors".

(6)   Includes 165,000 shares subject to presently exercisable options.


                      NOMINATION AND ELECTION OF DIRECTORS

         At the meeting, a board of five directors will be elected to serve for one year and until the election and qualification of their successors. Your proxy will be voted, unless you withhold authority to do so, for the election as directors of the persons named below, who have been nominated by Nobility's current board of directors.

         The bylaws of Nobility provide that Nobility's board shall be made up of no fewer than one nor more than ten directors. The current board of directors has determined that five directors are appropriate for the present time. Proxies cannot be voted for more than five nominees.

         Each nominee has consented to being named as such in this proxy statement and is at present available for election. Each nominee presently is a member of the board, having been elected as such at the last annual meeting of the shareholders.

         If any nominee should become unavailable, the persons voting the accompanying proxy may, in their discretion, vote for a substitute. Additional information concerning the nominees, based on data furnished by them, is set forth below. Terry E. Trexler is the father of Thomas W. Trexler.

         The board of directors of Nobility recommends a vote "for" the election of each of the following nominees. Proxies solicited by the board of directors will be so voted unless shareholders specify in their proxies a contrary choice.

                                                                                                                     Year
                                                                                                                     First
          Name                                                                                                       Became
          (Age)                       Principal Occupation or Employment; Certain Other Directorships               Director
-------------------------------------------------------------------------------------------------------------------------------

    Terry E. Trexler       Chairman of the Board and President of Nobility for more than five years; Mr.              1967
          (64)             Trexler is also President of TLT, Inc.

    Thomas W. Trexler      Executive Vice President and Chief Financial Officer of Nobility since December            1993
          (40)             1994;  President of Prestige Home Centers, Inc. since June 1995; Director of
                           Prestige since 1993 and Vice President from 1991 to June 1995; President of Mountain
                           Financial, Inc. since August 1992; Vice President of TLT, Inc. since September 1991

   Richard C. Barberie     Vice President of Purchasing of Nobility from December 1994 until his retirement in        1975
          (65)             June 1995; Executive Vice President of Nobility for more than five years prior to
                           December 1994

   Robert P. Holliday      President of Chariot Eagle, Inc. (which is engaged in the manufactured home                1996
          (65)             business) since 1984 and President of Chariot Eagle-West, Inc. since 1995

   Robert P. Saltsman      Attorney and CPA in private practice since 1983; prior to 1983 Mr. Saltsman was            1988
          (51)             employed as a CPA by Arthur Andersen & Co. in Orlando, Florida


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Under Section 16(a) of the Securities Exchange Act, a Form 4 reporting the acquisition or disposition of Company securities by an officer, director or 10% shareholder must be filed with the Securities and Exchange Commission no later than the second business day after the date on which the transaction occurred unless certain exceptions apply. Most transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of Nobility's fiscal year. Based on information provided by Nobility's directors and executive officers, during the fiscal year ended November 1, 2003, all required reports were filed when due, except as follows:

         On August 7, 1997 options to purchase 1,000 shares of Nobility's common stock were granted to each of John Cramer, Jean Etheredge, and Edward Sims. On August 7, 2003 Ms. Etheredge and Messrs. Cramer and Sims exercised their options. Through inadvertence, the option grants were not reported on Form 5 for the fiscal year ended November 1, 1997 and the Form 4 filings reporting the exercises were not filed within two business days. The original grants and the exercises were reported in Form 4 filings on December 16, 2003.

                        BOARD OF DIRECTORS AND COMMITTEES

         The board of directors of Nobility is comprised of a majority of independent directors. The board of directors has determined that Messrs. Richard Barberie, Robert Holliday and Robert Saltsman are all independent according to current Nasdaq rules. During the fiscal year ended November 1, 2003, the board of directors of Nobility held four regular meetings. All directors of Nobility attended 100% of the meetings of the board of directors and committees of the board on which they served. During the year ended November 1, 2003, directors who were not employees of Nobility were paid quarterly fees of $1,500.

         Nobility presently has three standing committees of its board of directors, an audit committee, a salary review committee and a nominating committee.

         Salary Review Committee. The salary review committee is presently comprised of Messrs. Richard Barberie, Robert Holliday and Robert Saltsman. The salary review committee meets each quarter and recommends to the board of directors the salaries and bonuses, if any, to be paid to the officers of Nobility. The salary review committee met four times during fiscal year 2003.

         Audit Committee. Nobility's audit committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act. During fiscal 2003, Nobility's audit committee was comprised of Messrs. Robert Saltsman, Robert Holliday and Richard Barberie, all of whom are considered independent under current Nasdaq rules. In June 2000 the board of directors adopted a formal charter for the audit committee which established the scope of the committee's responsibilities and how it is to carry out those responsibilities. The audit committee charter charges the committee with overseeing management's conduct of Nobility's financial reporting process, including (1) the integrity of the financial statements of Nobility, (2) the compliance by Nobility with legal and regulatory requirements, and (3) the independence and performance of Nobility's internal and external auditors. The audit committee met twice during fiscal 2003. In addition, Mr. Saltsman, the chairman, met with the auditors telephonically four times.

         Audit Committee Financial Expert. Our board of directors has determined that Mr. Robert Saltsman is the audit committee financial expert, and is independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers, Inc.

         Nominating Committee. The board of directors has established a nominating committee comprised of Messrs. Robert Saltsman, Robert Holliday and Richard Barberie, all of whom are considered independent under current Nasdaq rules. The nominating committee's charter is available on our website at www.nobilityhomes.com. Our bylaws include provisions that address the process by which shareholders may nominate an individual to stand for election to the board at our annual meeting of shareholders. For additional information, see "Shareholder Proposals and Communication with the Board of Directors" elsewhere in this proxy statement.

         In evaluating director nominees, including candidates submitted by shareholders, the nominating committee will consider the candidate's experience, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to board duties. The nominating committee will also consider whether a candidate meets the definition of "independent director" under Nasdaq rules. There are no stated minimum criteria for director nominees and the nominating committee may also consider such other factors as it deems to be in the best interest of Nobility and its shareholders.


                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid or accrued by Nobility for services rendered during the years indicated by Nobility's Chief Executive Officer and its Executive Vice President, the only other executive officer who had total salary and bonus exceeding $100,000 during the fiscal year ended November 1, 2003. Nobility did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any executive officers during the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                                    Long Term
                                                    Annual Compensation            Compensation
                                                    -------------------               Awards
                                                                                      ------
                                                                                    Securities
 Name & Principal                Year                                               Underlying            All Other
    Position                     Ended             Salary         Bonus            Options/SAR's         Compensation
    --------                     -----             ------         -----            -------------         ------------
Terry E. Trexler                11/02/03         $    93,500    $ 100,000              ----             $    39,395(1)
President and                   11/03/02         $    93,500    $ 100,000              ----             $    39,395(1)
   Chairman of                  11/03/01         $    93,500    $  95,000              ----             $    27,786(1)
   the Board


Thomas W. Trexler               11/01/03         $    75,036    $ 100,000              ----             $    16,220(2)
Executive Vice                  11/02/02         $    75,036    $ 100,000              ----             $    16,220(2)
   President                    11/03/01         $    72,150    $ 100,000              ----             $    16,220(2)

----------------

(1) All other compensation represents insurance premiums paid or accrued by Nobility on two life insurance policies on the life of Mr. Terry E. Trexler. The proceeds of the two policies will be paid to Mr. Trexler's designated beneficiaries in the event of his death.

(2) Represents the total annual premiums paid or accrued by Nobility on a insurance policy on the life of Mr. Thomas W. Trexler. In the event of Mr. Trexler's death, the proceeds will be paid to Mr. Trexler's designated beneficiaries.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Nobility's salary review committee (the "salary review committee") consists of Messrs. Richard Barberie, Robert Holliday and Robert Saltsman. Nobility's executive compensation policy seeks to fairly compensate executives for their performance and contributions to Nobility and to provide incentives that will attract and retain key employees. Compensation of executive officers for fiscal 2003 performance generally consisted of a base salary and profit bonuses tied to the performance of Nobility.

         Base salaries and profit bonuses historically have been reviewed and adjusted from time to time based primarily on a non-quantitative assessment of factors such as an individual's performance, contributions, changes in job responsibilities and Nobility's performance and economic conditions. The salary review committee reviewed and approved the base salary and the profit bonuses provided to executive officers in fiscal 2003. In doing so the salary review committee considered (i) Nobility's financial results for fiscal 2002 and the continued improvement in the financial condition of Nobility and (ii) certain non-quantitative factors, with emphasis on the qualitative performance of Nobility's executives. It is an objective of the salary review committee to maintain base salaries that are reflective of the individual executive's experience and responsibilities level, and that are competitive with the salary levels of executives at other companies engaged in the same or similar line of business with revenues in a range comparable to those of Nobility.

         The base salary of the Chairman, President and Chief Executive Officer has remained unchanged at his request. His bonuses are tied directly to the net profit before income taxes of the overall Company and are approved on a quarterly basis by the salary review committee. It is the committee's belief that the CEO is undercompensated compared to the compensation paid to chief executive officers by other companies in the industry of similar size and performance. However, it is the CEO's desire to maintain his compensation in its present range, with a major incentive for his performance taking the form of increases in the value of his substantial stock ownership in Nobility.

         Section 162(m) of the Internal Revenue Code, enacted in 1993, precludes a public corporation from deducting compensation of more than $1 million each for its chief executive officer or for any of its four other highest paid officers. Certain performance-based compensation is exempt from this limitation. Because non-exempt options and other forms of compensation to Nobility's officers are not expected to be anywhere near $1 million, the salary review committee does not presently have a policy regarding whether it would authorize compensation that would not be deductible for Nobility for federal income tax purposes by reason of Section 162(m).

                                        Robert Holliday, Chairman
                                        Richard Barberie
                                        Robert Saltsman

                         SHAREHOLDER RETURN PERFORMANCE

         The following graph compares Nobility's cumulative total shareholder return on its common stock from November 1, 1998, to November 1, 2003, with the cumulative total return of a peer issuer group selected by Nobility and the Nasdaq Market Index.

                               [Graphic omitted]


                            1998       1999       2000       2001       2002        2003
NOBILITY HOMES, INC.       100.00      41.25      44.92      62.32      67.11       76.93
PEER GROUP INDEX           100.00      62.59      47.88      67.47      47.41       60.68
NASDAQ MARKET INDEX        100.00     165.06     194.13      97.35      78.33      113.76



(1) Nobility has selected the following peer issuer group for comparison purposes:

           Cavalier Homes, Inc.                       Oakwood Homes Corp.
        Champion Enterprises, Inc.                  Palm Harbor Homes, Inc.
           Clayton Homes, Inc.                           Skyline Corp.
          Fleetwood Enterprises                      Southern Energy Homes
         Liberty Homes, Inc. CL A

                             AUDIT COMMITTEE REPORT

         The purpose of the audit committee is to assist the board of directors in its oversight of management's conduct of Nobility's financial reporting process. During the fiscal year ended November 1, 2003 the audit committee was comprised of Messrs. Robert Saltsman, Robert Holliday and Richard Barberie, each of whom is "independent" under current Nasdaq rules. For the fiscal year ended November 1, 2003 the audit committee:

         * Reviewed and discussed Nobility's fiscal 2003 financial statements with management and representatives of Tedder, James, Worden & Associates, P.A., Nobility's independent public accountants;

         * Discussed with Tedder, James, Worden & Associates, P.A. the matters required to be discussed by Statement on Auditing Standards Nos. 61, 89 and 90;

         * Received the written disclosures and the letter from Tedder, James, Worden & Associates, P.A. required by Independence Standards Board Standard No. 1, and discussed with Tedder, James, Worden & Associates, P.A. its independence; and

         i Based on the foregoing review, discussions and disclosures, recommended to the board of directors that Nobility's audited financial statements for the fiscal year ended November 1, 2003 be included in Nobility's annual report on Form 10-K for the fiscal year.

                                               Robert Saltsman, Chairman
                                               Robert Holliday
                                               Richard Barberie

                              CERTAIN TRANSACTIONS

         Nobility is the owner and beneficiary of three life insurance policies on the life of Terry E. Trexler, having an aggregate death benefit of approximately $2 million. In September 2001 Nobility entered into an agreement with Mr. Trexler, who presently owns 2,182,575 shares of Nobility's common stock, providing that, upon his death, the proceeds of these life insurance policies will be used to purchase shares of Company common stock from his estate. The number of shares to be purchased will be determined by dividing the amount of the insurance proceeds by the average closing price of Nobility's common stock for the five days prior to Mr. Trexler's death.

         During prior years Nobility paid premiums in the aggregate amount of approximately $597,000 on two split dollar life insurance policies insuring Mr. Trexler and naming his family as beneficiaries. The net cash surrender value of these policies was pledged to Nobility as collateral for these advances. Subsequent to November 1, 2003, all premiums previously paid by Nobility were repaid.

         Terry E. Trexler and Thomas W. Trexler each own 50% of the stock of TLT, Inc., which develops, owns and manages manufactured home communities in Florida that cater to the retirement market. During fiscal 2003, the Company had sales to one TLT manufactured home community of $23,675. Management of Nobility anticipates that TLT and related manufactured homes communities will continue to purchase homes from Nobility during fiscal 2004 and beyond until TLT's manufactured home communities are built out.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         On July 15, 2003, we dismissed our auditors, PricewaterhouseCoopers LLP ("PWC") and appointed Tedder, James, Worden & Associates, P.A. ("Tedder, James")as our new independent auditors, effective July 15, 2003. This change was approved by the audit committee.

         During the two recent fiscal years ended November 2, 2002, and November 3, 2001, and the subsequent interim period through July 15, 2003, there were no disagreements between us and PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PWC's satisfaction, would have caused PWC to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such years.

         None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two fiscal years of Nobility ended November 2, 2002 and November 3, 2001 or within the subsequent interim period through July 15, 2003.

         The audit reports of PWC on our financial statements as of November 2, 2002 and for the fiscal years ended November 2, 2002 and November 3, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the two most recent fiscal years of Nobility ended November 2, 2002 and November 3, 2001 or within the subsequent interim period through July 15, 2003, Nobility did not consult with Tedder James on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on Nobility's financial statements, and neither a written report nor oral advice was provided to Nobility that Tedder James concluded was an important factor considered by Nobility in reaching a decision as to any accounting, auditing or financial reporting issues; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or reportable event.

         A letter from PWC is attached as an exhibit to our current report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2003.

         The board of directors has selected Tedder, James, Worden & Associates, P.A. to serve as our independent certified public accountants for the current fiscal year ending November 6, 2004. That firm has served as our auditors beginning on June 15, 2003 for the fiscal year ended November 1, 2003. A representative of Tedder, James, Worden & Associates, P.A. is expected to be present at the annual meeting of shareholders and will be accorded the opportunity to make a statement, if he so desires, and to respond to appropriate questions from shareholders.

         The following table provides information relating to the fees PWC and Tedder James billed or will bill to Nobility for the fiscal years ended November 1, 2003 and November 2, 2002.

                                        Audit           Audit-Related           Tax          All Other        Total
                                       Fees(1)              Fees              Fees(2)          Fees            Fees
                                       ----                 ----              ----             ----            ----
Fiscal Year 2003

 -- PWC                             $          0       $      10,000       $         0     $       765    $     10,765

 -- Tedder, James                   $     45,000       $       3,500       $     9,500     $       587    $     58,587

Fiscal Year 2002

 -- PWC only                        $     69,000       $           0       $    12,500     $         0    $     81,500

(1)Audit fees include all fees and out-of-pocket expenses for services in connection with the annual audit and review of quarterly financial statements for Nobility.

(2)Tax fees are for preparation of federal and state income tax returns. The audit committee discussed these services with PWC and Tedder, James and determined that their provision would not impair PWC's or Tedder, James' independence.

         All decisions regarding selection of independent accounting firms and approval of accounting services and fees are made by our audit committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002. There are no exceptions to the policy of securing pre-approval of our audit committee for any service provided by our independent accounting firm.

                            SHAREHOLDER PROPOSALS AND
                    COMMUNICATION WITH THE BOARD OF DIRECTORS

         Any shareholder desiring to present a proposal to be included in Nobility's proxy statement pursuant to Rule 14a-8 for the next annual meeting of the shareholders scheduled to be held at the end of February 2005, should submit a written copy of such proposal to the principal offices of Nobility no later than October 9, 2004. Notice to Nobility of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received by Nobility after December 11, 2004, and the persons named in proxies solicited by Nobility's board for its annual meeting of shareholders to be held in 2005 may exercise discretionary voting power with respect to any such proposal as to which Nobility does not receive timely notice. Proposals should be submitted by certified mail, return receipt requested.

         Shareholders who wish to communicate with the board of directors or with a particular director may send a letter to the Secretary of Nobility at P.O. Box 1659, Ocala, Florida 34478. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

         Nobility does not have a formal policy requiring directors to attend annual meetings. However, because the annual meeting generally is held on the same day as a regular board meeting, Nobility anticipates that directors would attend the annual meeting unless, for some reason, they are unable to attend the board meeting on the same date. All directors attended the 2003 annual meeting.


                                  ANNUAL REPORT

         A copy of Nobility's annual report for the fiscal year ended November 1, 2003, accompanies this proxy statement. Any shareholder who would like an additional copy of the annual report may obtain one by writing the Treasurer of Nobility at Post Office Box 1659, Ocala, Florida 34478.


                                  OTHER MATTERS

         Management does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.

                            EXPENSES OF SOLICITATION

         The cost of soliciting proxies will be borne by Nobility. Nobility does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses of sending proxy material to principals and obtaining their proxies.

         Please specify your choices, date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been provided. Prompt response is helpful. Your cooperation will be appreciated.

Date:  February 6, 2004

|X|       PLEASE MARK VOTES                                   REVOCABLE PROXY
          AS IN THIS EXAMPLE                                NOBILITY HOMES, INC.

                                                                                                                       With- For all
                                                                                                                   For hold  Except
PROXY  SOLICITED  ON  BEHALF  OF THE  BOARD OF  DIRECTORS  FOR  ANNUAL       Proposal 1.  Election of Directors    |_|  |_|  |_|
MEETING OF SHAREHOLDERS FEBRUARY 27, 2004                                                 nominated by the
                                                                                          Board of Directors
                                                                                          (except as marked to the
                                                                                          contrary below):

     The undersigned, having received the Notice of Annual Meeting of
Shareholders and Proxy Statement appoints Terry E. Trexler and Jean
Etheredge, and each or either of them, as proxies, with full power of substitution and resubstitution, to represent the undersigned and to vote all shares of common stock of Nobility Homes, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on February 27, 2004 and at any and all adjournments thereof, in the manner specified.
                                                                                  Terry E. Trexler, Richard C. Barberie, Robert P.
                                                                                  Holliday, Robert P. Saltsman and Thomas W. Trexler


                                                                             INSTRUCTION:  To withhold authority to vote for any
                                                                             individual nominee, mark "For All Except" and write
                                                                             that nominee's name in the space provided below.

                                                                             -------------------------------------------------------
                                                                                THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO
                                                                             DIRECTION IS INDICATED, WILL BE VOTED "FOR" ELECTION
                                                                             OF THE DIRECTORS.

                                                                                Should any other matters requiring a vote of the
                                                                             shareholders arise, the above named proxies are
                                                                             authorized to vote the same in accordance with their
                                                                             best judgment in the interest of the Company. The
                                                                             Board of Directors is not aware of any matter which
                                                                             is to be presented for action at the meeting other
                                                                             than the matters set forth herein.

Please be sure to sign and date       Date
 This Proxy in the box below.
                                      ------------------------------------      Please sign exactly as name appears hereon.  Joint
                                                                             owners should each sign.   When signing as attorney,
                                                                             executor, administrator, trustee or guardian, please
                                                                             give full title as such.


     Shareholder sign above             Co-holder (if any) sign above
-------------------------------------------------------------------------



--------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided.
                              NOBILITY HOMES, INC.
--------------------------------------------------------------------------------
                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------